Exhibit 4-11

     FIRST AMENDMENT, dated as of October 6, 2000 (this "Amendment"), to the Competitive Advance and Revolving Credit Agreement, dated as of July 28, 2000 (the "Credit Agreement"), among GANNETT CO., INC.., a Delaware corporation ("Gannett"), the several banks and other financial institutions from time to time parties to the Credit Agreement (as more specifically defined therein, the "Lenders"), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and THE CHASE MANHATTAN BANK, as syndication agent (in such capacity, the "Syndication Agent").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

     WHEREAS, Gannett has requested certain amendments to the Credit Agreement; and

     WHEREAS, the parties hereto are willing to agree to the requested amendments on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree hereto hereby as follows:

A.   Definitions. Unless otherwise defined herein, terms defined in
     -----------
     the Credit Agreement shall have their defined meanings when used herein.

B.   Amendments to Credit Agreement.
     ------------------------------

     1.   Amendment to Section 2.2 (Procedure for Revolving Credit Borrowing).
          -------------------------------------------------------------------
Section 2.2 is hereby amended by:

          a. deleting in clause (b) thereof the words "one Business Day prior to the requested Borrowing Date" and inserting in lieu thereof the words "on the requested Borrowing Date";

          b. deleting in line 4 thereof the words "prior to 12:00 Noon, Dallas, Texas time" and inserting in lieu thereof the words "prior to 11:00 A.M., Dallas, Texas time"; and

          c. deleting in lines 15 and 16 thereof the words "prior to 11:00 A.M., Dallas, Texas time" and inserting in lieu of thereof the words "prior to 1:00 P.M., Dallas, Texas time".

     2. Amendment to Section 9.1 (Amendments and Waivers).
        --------------------------------------------------
Section 9.1 is hereby amended by inserting in clause (b)(ii) thereof the words "extend or" after the phrase "eliminate or reduce the voting rights of any Lender under this Section 9.1 or" and before the phrase "increase the Commitment of any Lender".

C.   Conditions to Effectiveness. The effectiveness of this Amendment shall be
     ---------------------------
subject to the satisfaction of the following conditions precedent:

     1.   Amendment.  The Administrative Agent shall have received counterparts
          ---------
of this Amendment executed by Gannett, the Administrative Agent and the required Lenders.

     2.   No Default.  No Default or Event of Default shall have occurred and be
          ----------
continuing on the Amendment Effective Date (as hereinafter defined) after giving effect to this Amendment.

D.   Representations and Warranties. The representations and warranties made by
     ------------------------------
Gannett in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (after giving effect hereto) as if made on and as of the Amendment Effective Date.

E.   Miscellaneous.
     -------------

     1.   Effective Date.  As used in this Amendment the term "Amendment
          --------------
Effective Date" shall mean the date on which all conditions precedent set forth in Section C hereof shall have been satisfied.

     2.   Governing Law.  This Amendment shall be construed in accordance with
          -------------
and governed by the law of the State of New York.

     3.   Counterparts.  This Amendment may be executed by the parties hereto in
          ------------
any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     4.   Continuing Effect.  Except as expressly amended hereby, the Credit
          -----------------
Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect. From and after the Amendment Effective Date, all references in the Credit Agreement thereto shall be to the Credit Agreement as amended hereby.

     5.   Headings.  Section headings used in this Agreement are for convenience
          --------
of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.

                                   [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have entered this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                        GANNETT CO., INC..

                                        By: /s/ Gracia Martore
                                            -------------------------------
                                                 Name: Gracia Martore
                                                 Title: Treasurer



                                        BANK OF AMERICA, N.A., as
                                        Administrative Agent and Lender

                                        By: /s/ Pamela S. Kurtzman
                                            -------------------------------
                                                 Name: Pamela S. Kurtzman
                                                 Title: Principal



                                        THE CHASE MANHATTAN BANK, as
                                        Syndication Agent and Lender

                                        By: /s/ John J. Huber III
                                            -------------------------------
                                                 Name: John J. Hubber III
                                                 Title: Managing Director



                                           CITIBANK, N.A.

                                           By: /s/ Elaine Henry
                                               ----------------------------

                                                    Name: Elaine Henry
                                                    Title: Senior Banker

                                        HSBC BANK USA

                                        By: /s/ Rochelle Forster
                                            -----------------------------------
                                                 Name: Rochelle Forster
                                                 Title: Senior Vice President




                                        LLOYDS TSB BANK PLC

                                        By: /s/ David Rodway
                                            -----------------------------------
                                                 Name: David Rodway
                                                 Title: Assistant Director
                                                                   R156


                                        By: /s/ Paul D. Brianmonte
                                            -----------------------------------

                                                 Name: Paul D. Brianmonte
                                                 Title: Director-Project Finance
                                                                (USA) B374



                                        SUNTRUST BANK

                                        By: /s/ Nancy R. Petrash
                                            -----------------------------------
                                                 Name: Nancy R. Petrash
                                                 Title: Director
                                                          Corporate & Investment
                                                          Banking

                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE

                                        By: /s/ Pascal Kabemba
                                            ----------------------------------
                                                 Name: Pascal Kabemba
                                                 Title: Associate Director


                                        By: /s/ Lucie L. Guernsey
                                            -----------------------------------
                                                 Name: Lucie L. Guernsey
                                                 Title: Director



                                        BANK OF NEW YORK

                                        By: /s/ Steven J. Correll
                                            -----------------------------------
                                                Name: Steven J. Correll
                                                Title: Assistance Vice President


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

                                        By: /s/ Bradley A. Hardy
                                            -----------------------------------
                                                 Name: Bradley A. Hardy
                                                 Title: Vice President



                                        BANK ONE, NA

                                        By: /s/ Stephen E. McDonald
                                            -----------------------------------
                                                 Name: Stephen E. McDonald
                                                 Title: Senior Vice President

                                        PNC BANK, NATIONAL
                                        ASSOCIATION

                                        By: /s/ Steffen W. Crowther
                                            ----------------------------------
                                                 Name: Steffen W. Crowther
                                                 Title: Vice President



                                        FIFTH THIRD BANK

                                        By: /s/ Daniel Klus
                                            ----------------------------------
                                                 Name: Daniel Klus
                                                    Title:



                                        NORTHERN TRUST COMPANY

                                        By: /s/ Craig Smith
                                            ----------------------------------
                                                 Name: Craig Smith
                                                 Title: Vice President



                                        FIRST BANK, NA

                                        By: /s/ Robert A. Flosbach
                                            ----------------------------------
                                                 Name: Robert A. Flosbach
                                                 Title: Senior Vice President



                                        FIRST UNION NATIONAL BANK

                                        By: /s/ Bruce W. Loftin
                                            ----------------------------------
                                                 Name: Bruce W. Loftin
                                                 Title: Senior Vice President

                                        FIRST HAWAIIAN BANK

                                        By: /s/ Donald C. Young
                                            ----------------------------------
                                                 Name: Donald C. Young
                                                 Title: Senior Vice President



                                        FLEET NATIONAL
                                        BANK (successor by
                                        merger to Fleet
                                        Bank, N.A.)

                                        By: /s/ Martin Ollinger
                                            ----------------------------------
                                                 Name: Martin Ollinger
                                                 Title: Vice President